UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

_________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2025

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HARVARD BIOSCIENCE, INC.

(Exact name of registrant as specified in its charter)

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Delaware	001-33957	04-3306140
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

84 October Hill Road

Holliston, MA 01746

(Address of Principal Executive Offices) (Zip Code)

(508) 893-8999

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

____________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	HBIO	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 30, 2025, Thomas Loewald informed the Company of his resignation from the board of directors (the “Board”) of Harvard Bioscience, Inc. (the “Company”), effective May 30, 2025. Mr. Loewald’s resignation was not a result of any disagreement or any matter relating to the Company’s operations, policies, or practices.

On June 2, 2025, the stockholders of Harvard Bioscience, Inc. (the “Company”) voted to approve the Amended and Restated 2021 Incentive Plan. The principal modification to the Amended and Restated 2021 Incentive Plan is to increase the number of authorized shares of the Company’s common stock available for issuance pursuant to awards issued thereunder. As of December 31, 2024, 2,356,173 shares were available for future awards under the Amended and Restated 2021 Incentive Plan. After stockholder approval of the Amended and Restated 2021 Incentive Plan, the number of shares of common stock reserved for issuance pursuant to awards issued thereunder has increased by 3,923,000 shares. The number of shares of common stock reserved for issuance pursuant to awards issued under the Amended and Restated 2021 Incentive Plan remains subject to adjustment as provided in the Amended and Restated 2021 Incentive Plan.

The foregoing description of the Amended and Restated 2021 Incentive Plan is qualified in its entirety by reference to the Amended and Restated 2021 Incentive Plan, a copy of which is attached as Annex A to the Company’s Definitive Proxy Statement on Schedule 14A, filed on April 21, 2025, and is incorporated herein by reference.

On June 2, 2025, the Board appointed John D. Duke to serve as a member of the Board, June 2, 2025. Mr. Duke will serve as a Class II director with a term that will expire at the Company’s 2026 annual meeting of stockholders. Mr. Duke was also appointed to serve as a member of the Audit Committee and the Nominating and Governance Committee. The terms of Mr. Duke’s compensation as a non-employee of the Company are expected to be determined at a later date, and will be disclosed in an amendment to this Current Report on Form 8-K.

One June 2, 2025, the Board appointed Katherine Eade as the Board’s Lead Independent Director.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 2, 2025, the Company held its 2025 Annual Meeting of Stockholders, at which the Company’s stockholders voted on four proposals that are described in detail in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 21, 2025.

The voting results for each of the proposals are reported below.

Proposal 1 - Election of Director

The Company’s stockholders elected one Class I Director for a three-year term, such term to continue until the annual meeting of stockholders in 2028 and until such director’s successor is duly elected and qualified or until his earlier resignation or removal, as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
James Green	23,563,965	3,188,231	5,066,123

Proposal 2 –Ratification of the Appointment of Grant Thornton LLP

The Company’s stockholders ratified the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025, as follows:

Votes For	Votes Against	Votes Abstained
31,536,184	116,407	165,728

Proposal 3 –Approval, by Non-Binding Advisory Vote, of the Compensation of the Company’s named executive officers

The Company’s stockholders approved the compensation of the Company’s named executive officers by a non-binding advisory vote, as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
23,840,892	2,542,426	368,878	5,066,123

Proposal 4 – Approval of the Amended and Restated 2021 Incentive Plan

The Company’s stockholders approved the Amended and Restated 2021 Incentive Plan to increase the number of authorized shares of common stock available for issuance thereunder, as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
25,144,481	1,370,420	237,295	5,066,123

On June 2, 2025, the Company issued a press release announcing the appointments of Mr. Duke and Ms. Eade, and the resignation of Mr. Loewald. The full text of the press release is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Harvard Bioscience, Inc. Amended and Restated 2021 Incentive Plan. (Annex A to the Proxy Statement on Schedule 14A filed April 21, 2025, and incorporated by reference thereto.)
99.1	Press Release dated June 2, 2025
104	Cover Page Interactive Data File (embedded within the XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARVARD BIOSCIENCE, INC.

Date: June 2, 2025	/s/ John Fry
John Fry
Chief Legal Counsel and Secretary